EXHIBIT 10.16
UNIT PURCHASE AGREEMENT
     UNIT PURCHASE AGREEMENT, dated as of June 2, 2008, by and between Per-Erik Mohlin, an individual with an address at Eriksbergsgatan 12A, 114 30 Stockholm, Sweden (“Purchaser”) and Regian Holdings, LLC, a Delaware limited liability company located at 191 Post Road West, Westport, Connecticut 06880 (“Seller”).
W I T N E S S E T H:
     WHEREAS, Purchaser desires to purchase from the Seller and the Seller desires to sell to Purchaser an aggregate of 28,750 units (the “Units”), each unit consisting of one share of common stock, par value $.0001 per share (the “Common Stock”) of Regian Acquisition Corp. (the “Company”) and one warrant to purchase one share of Common Stock, subject to adjustment, provided, however, up to 3,750 of such Units are subject to forfeiture (the “Forfeiture”) by the Purchaser if the underwriters of the initial public offering of the Company do not fully exercise their over-allotment option.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
Purchase and Sale of Units
     Section 1.1 Purchase and Sale of Units. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, and subject to the Forfeiture Seller hereby sells, assigns, transfers and conveys to the Purchaser the Units and the Purchaser hereby purchases the Units from the Seller for a per Unit cash purchase price of $.00869 (an aggregate cash purchase price of $250.00 (the “Purchase Price”)). Purchaser shall pay the Purchase Price by check payable to the order of Seller.
ARTICLE II
Representations and Warranties Regarding the Seller
     Seller hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:
     Section 2.1 Authorization. Seller has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     Section 2.2 No Breach. The execution and delivery by the Seller of this Agreement, and the sale of the Units and the fulfillment of and compliance with the respective terms hereof by the Seller, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon Seller’s capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the organizational documents and operating agreement of the Seller, or any material law, statute, rule or regulation to which the Seller is subject, or any agreement, order, judgment or decree to which the Seller is subject or by which its property is bound, except for any filings required after the date hereof under federal or state securities laws.
     Section 2.3 Ownership of the Units. Seller owns the Units beneficially and of record, free and clear of any liens, claims or encumbrances of any kind (collectively, “Encumbrances”). Upon the sale in accordance with, and payment pursuant to, the terms hereof, the Purchaser will receive good title to the Units, free and clear of all Encumbrances, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) Encumbrances imposed due to the actions of the Purchaser, and the sale of the Units to the Purchaser is not subject to any preemptive rights or rights of first refusal or other similar rights.
     Section 2.4 Brokers. No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from it in connection with this Agreement or any of the transactions contemplated hereby.
ARTICLE III
Representations, Warranties and Agreements Regarding the Purchaser
     Purchaser hereby represents and warrants to the Seller and agrees with the Seller as follows:
     Section 3.1 Power and Authorization. The Purchaser possesses all requisite power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. The execution and delivery by the Purchaser of this Agreement, and the purchase of the Units and the fulfillment of and compliance with the terms hereof by the Purchaser, do not and will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, order, judgment or decree to which the Purchaser is a party or is subject or by which its property is bound.
     Section 3.2 Brokers. No person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from it in connection with this Agreement or any of the transactions contemplated hereby.

     Section 3.3 No Government Recommendation or Approval. The Purchaser understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the offering of the Units or the fairness or suitability of the investment in the Units by the Purchaser nor have such authorities passed upon or endorsed the merits of the private placement of the Units.
     Section 3.4 Experience, Financial Capability and Suitability. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Purchaser is aware his investment in the Company is a speculative investment involving a high degree of risk that has limited liquidity, because of the restrictions on resale of the Units and because there may never be an established market for the Company’s securities, including the Units and the shares of Common Stock and Warrants included in the Units and the shares of Common Stock issuable upon exercise of the underlying Warrants. The Purchaser has the financial capability for making the investment and the investment is a suitable one for the Purchaser. The Purchaser can, without impairing his financial condition, hold the Units in the amount contemplated by this Agreement for an indefinite period of time. Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Units. The Purchaser can afford a complete loss of the investment in the Units. The Purchaser acknowledges that the Company has urged the Purchaser to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Purchaser has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Purchaser has determined not to seek and/or receive such independent professional advice. Purchaser is purchasing the Securities (as defined below) for investment for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser understands that the Company is a blank check development stage company recently formed for the purpose of consummating a Business Combination (as defined below) and understands that there is no assurance as to the future performance of the Company or that the Company may ever affect a Business Combination.
     Section 3.5 Access to Information. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained in order to make an informed and knowledgeable decision to acquire the Units. Prior to the execution of this Agreement, the Purchaser has been furnished with all materials relating to the Company’s finances, operations, business and prospects of the Company related to the offer and sale of the Units.
     Section 3.6 Restricted Securities. Purchaser understands that the Units, including the shares of Common Stock and Warrants included in the Units and the shares of Common Stock issuable upon exercise of the underlying Warrants, have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Seller is relying on the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties and agreements of the Purchaser set forth herein to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Units, including, but not limited to, the bona fide nature of the Purchaser’s investment intent as expressed herein. Purchaser represents that he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501 (a) of Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, Purchaser acknowledges that such Units, the shares of Common Stock and Warrants included in the Units, and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore Purchaser further acknowledges and understands that the Securities must be held indefinitely and may not be offered, sold, transferred, pledged or otherwise disposed of unless registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or in the absence of such registration upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required and Purchaser understands the certificates representing the Securities will contain a legend in respect of such restrictions. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.
     Section 3.7 Restrictions on Transfer. Purchaser acknowledges and understands the Units are being offered in a transaction not involving a public offering within the meaning of the Securities Act and the Securities have not been registered under the Securities Act, and, if in the future the Purchaser decides to offer, sell, transfer, pledge or otherwise dispose of the Securities, such Securities may be offered, sold, transferred, pledged or otherwise disposed of only if registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or pursuant to an exemption from such registration and upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required. Absent registration or an available exemption from registration, the Purchaser agrees that it will not resell or otherwise transfer the Securities.
     Section 3.8 Rule 144. From time to time, Purchaser may be eligible to sell all or some of its Securities by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. Purchaser understands and acknowledges that pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated Purchasers may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding Securities of the same class or the average weekly trading volume of the class during the four calendar weeks prior to the filing of a Notice on Form 144 with respect to such sale and (ii) non-affiliated Purchasers may sell without such limitations, provided the Company is current in its public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Purchaser further understands and acknowledges that because the Company is a shell company, Purchaser may not sell the Securities under Rule 144 unless the following conditions are met: (1) the Company has ceased to be a shell company, (2) the Company is subject to the reporting requirements of

Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the Company has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports, and (4) one year has elapsed since the Company has filed current “Form 10 information” with the Securities and Exchange Commission (the “SEC”) reflecting its status as an entity that is no longer a shell company.
     Section 3.9 Pro-rata Forfeiture. Purchaser hereby acknowledges and agrees that up to 3,750 of the Units are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully, as set forth in Article IV below herein.
Article IV
Forfeiture of Units; Escrow of Units; Wavier
     Section 4.1 Failure to Consummate Business Combination. All of the Securities initially shall be subject to forfeiture to the Company in accordance with this Section 4. The Units shall be forfeited to the Company in the event the Company does not consummate a Business Combination, as such term is defined in the Company’s registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect the Company’s initial public offering (the “IPO”) of its securities, within 24 months (or 30 months in the event the Company has entered into a definitive agreement with respect to a Business Combination and the stockholders have approved an extension for the purpose of consummating a Business Combination) from the date of the final prospectus for the IPO.
     Section 4.2 Termination of Rights as Stockholder. If the Securities are forfeited in accordance with this Section 4, then after such time the Purchaser (or successor in interest and their transferees), shall no longer have any rights as a holder of such Securities, and the Company shall take such action as is appropriate to cancel such Securities. In addition, the Purchaser hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.
     Section 4.3 Escrow. Upon consummation of the IPO, the Purchaser, and his transferees, shall enter into a securities escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”), whereby the Securities (and any shares of Common Stock which may be issued as a dividend as a result of any stock split) shall be held in escrow and will not be released until the expiration of the period (as such period may be extended) as described in the section entitled “Principal Stockholders” in the final prospectus for the IPO.
     Section 4.4 Pro-rata Forfeiture. If the underwriters of the IPO fail to exercise any portion or all of the over-allotment option granted to them prior to the expiration of such option, then Purchaser shall automatically forfeit up to 3,750 Units (based upon the percentage of the over-allotment option not exercised by the underwriters of the IPO), such that Purchaser and any transferees of any of the Units purchased by Purchaser hereunder shall, in the aggregate, beneficially own no greater than 0.20% of the total number of Units of the Company issued and outstanding pursuant to the Securities Subscription Agreement dated February 7, 2008, between the Company and the Seller and the Company’s IPO.
     Section 4.5 Waiver of Liquidation Distributions; Conversion Rights. In connection with the Units and other Securities purchased pursuant to this Agreement and any other Company securities purchased on a private placement basis, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account, as such term is defined in the Registration Statement, in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, in the event the Purchaser purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will Purchaser have the right to redeem any shares of Common Stock, regardless of how acquired, in connection with any stockholder vote to extend the period to consummate a Business Combination or with respect to a Business Combination.
Article V
Restrictions on Transfer
     Section 5.1 Securities Law Restrictions. In addition to the restrictions contained in the Escrow Agreement and any insider letter, letter agreement or other similar agreement, Purchaser agrees not to offer, sell, transfer, pledge or otherwise dispose of the Securities unless registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or pursuant to an exemption from such registration and upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required.
     Section 5.2 Restrictive Legends. All certificates representing the Units, the Common Stock and the Warrants shall have endorsed thereon legends substantially as follows or to substantially the same effect:
“THE SECURITIES REPRESENTED HEREBY (INCLUDING THE UNDERLYING COMMON STOCK AND WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANTS) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND, IF APPLICABLE, THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL

SATSIFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
“SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE ASSIGNED, HYPOTHECATED, DONATED, ENCUMBERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AGREEMENT DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”
     Section 5.3 Additional Units or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in exercise price or terms, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities or any other securities into which such Securities thereby become convertible shall immediately be subject to this Agreement, the Escrow Agreement and any insider letter, letter agreement or other similar agreement.
ARTICLE VI
Survival, Amendment and Waiver
     Section 6.1 Survival. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.
     Section 6.2 Amendments. This Agreement (including the provisions of this Section 6.2) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties affected by such amendment or modification.
     Section 6.3 Extension; Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party’s obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.
ARTICLE VII
Miscellaneous
     Section 7.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth (5th) business day following the day such mailing is made.
     Section 7.2 Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.
     Section 7.3 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 7.4 Further Assurances. Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
     Section 7.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by electronic mail delivery of a ”.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     Section 7.6 Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.
     Section 7.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.
     Section 7.8 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.
     Section 7.9 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.
     Section 7.10 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.
     Section 7.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
     Section 7.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on their behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.
     Section 7.13 Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.
     Section 7.14 No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER: REGIAN HOLDINGS, LLC
By:	/s/ John P. McNicholas
	Name:	John P. McNicholas
	Title:	Co-Manager

PURCHASER:
/s/ Per-Erik Mohlin
Per-Erik Mohlin